UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2016

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2016, RLJ Entertainment, Inc. (the “Company”) received a notification letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company does not currently meet the required minimum of $2,500,000 in stockholders’ equity needed for continued listing on The NASDAQ Capital Market under Listing Rule 5500(b).  The letter states that the Company has until June 5, 2016 to submit a plan to regain compliance.  If the submitted plan is accepted, an extension of up to 180 days may be granted, or until October 18, 2016, to regain compliance.  If the submitted plan is not accepted, the Company may appeal to the NASDAQ Listing Qualifications Panel.

The Company is developing a plan that it intends to submit to NASDAQ to maintain its listing on The NASDAQ Capital Market.

The NASDAQ notification letter does not result in any immediate disruption of the Company’s common stock trading, and the stock will continue to trade uninterrupted on The NASDAQ Capital Market under the symbol “RLJE.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	April 27, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

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